RESTATED ARTICLES OF INCORPORATION
                                       OF
                                 PIZZA INN, INC.
                        (as amended on JANUARY 30, 1999)
     The undersigned being the President and Secretary of Pizza Inn, Inc. (the "Corporation") do hereby certify that the following RESTATEMENT OF THE ARTICLES OF INCORPORATION OF PIZZA INN, INC. (the "RESTATED ARTICLES") were adopted by the unanimous consent of the Board of Directors of the Corporation on August 31, 1990, and the following RESTATED ARTICLES correctly set forth without change the corresponding provisions of the Articles of Incorporation of the Corporation as theretofore amended, and the following RESTATED ARTICLES supercede the original Articles of Incorporation of the Corporation and all amendments thereto. The incorporator of the Corporation was Roy Breeling, 5074 South 107th Street, Omaha, Nebraska 68127.
ARTICLE  I.
     The  name  of  this  Corporation  shall  be  PIZZA  INN,  INC.
ARTICLE  II.
     The  period  of  the  Corporation's  duration  is  perpetual.
ARTICLE  III.
3.1.     The purposes for which this Corporation is organized are the following:
(1) To acquire, lease, own, hold, manage, conduct and/or otherwise operate a fast food service facility and/or facilities, including, but not limited to, food vending facilities, and/or other connection therewith to conduct, perform and/or otherwise operate services and facilities ancillary thereto.
(2) To acquire, and pay for in cash, stock or bonds of this Corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.
(3) To acquire, hold, use, sell, assign, mortgage, lease and grant licenses and franchises in respect of, letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this Corporation.
(4) To acquire by purchase, subscription or otherwise and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or voting trust certificates in respect of the shares of the capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency and as owner thereof to possess and exercise all the rights, power sand privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things, necessary or advisable for the preservation, protection, improvement and enhancement invention value thereof.
(5) To borrow or raise moneys for any of the purposes of the Corporation, and from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation and for its corporate purposes.
(6) To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the Corporation's property and assets, or any interest therein, wherever situated.
(7) To purchase, receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own shares, provided that it shall not purchase, either directly or indirectly, its own shares when its net assets are less than its stated capital or when, by so doing, its net assets would be reduced below its stated capital.
(8) To aid either by loans or by guarantee of securities or in any other manner, any corporation, domestic or foreign, any shares of stock, or any bonds, debentures, evidences of indebtedness or other securities whereof are held by this Corporation or in which it shall have any interest, and to do any acts designed to protect, preserve, improve, or enhance the value of any property at any time held or controlled by this Corporation or in which it at the time may be interest.
(9) To do any or all of the things hereinabove enumerated alone for its own account, or for the account of others, or as the agent for others, or in association with others or by or through others, and to enter into all lawful contracts and undertakings in respect thereof.
(10) To have one or more offices, to conduct its business, carry on its operations and promote its objects within and without the State of Missouri, in other states, the District of Columbia, the territories, colonies and dependencies of the United States, in foreign countries and anywhere in the World, without restriction as to place, manner or amount, but subject to the laws applicable thereto; and to do any or all of the things herein set forth to the same extent as a natural person might or could do and in any part of the world, either alone or in company with others.
(11) In general, to carry on any other business in connection with each and all of the foregoing or incidental thereto, and to carry on, transact and engage in any and every lawful business or other lawful thing calculated to be of gain, profit or benefit to the Corporation as fully and freely as a natural person might do, to the extent and in the manner, and anywhere within and without the State of Missouri, as it may from time to time determine; and to have and exercise each and all of the powers and privileges, either direct or incidental, which are given and provided by or are available under the laws of the State of Missouri in respect of general and business corporations organized for profit thereunder; provided, however, that the Corporation shall not engage in any activity for which a Corporation may not be formed under the laws of the State of Missouri.
     None  of the purposes and powers specified in any of the paragraphs of this
ARTICLE III shall be in any way limited or restricted by reference to or inference from the terms of any other paragraph, and the purposes and powers specified in each of the paragraphs of this ARTICLE III shall be regarded as independent purposes and powers. The enumeration of specific purposes and powers in this ARTICLE III shall not be construed to restrict in any manner the general purposes and powers of this Corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature. The enumeration of purposes or powers herein shall not be deemed to exclude or in any way limit by inference any purposes or powers which this Corporation has power to exercise, whether expressly by the laws of the State of Missouri, nor hereafter in effect, or implied by any reasonable construction of such laws.
ARTICLE  IV.
4.1. The total number and designation of shares of capital stock that the Corporation shall have the authority to issue is Twenty-Six Million (26,000,000)
     shares of Common Stock, with the par value of one cent ($.01) per share and Five Million (5,000,000) shares of Preferred Stock, with the par value of one dollar ($1.00) per share.
4.2. Each holder of Common Stock shall be entitled to cast one (1) vote for each share of Common Stock issued and outstanding in his or her name. No Common Stock shall be issued without voting rights. Except as hereinafter provided in
Section  5.7,  Preferred  Stock  shall  be non-voting unless converted to Common
Stock.

                           [Sections 4.3-4.17 deleted]
ARTICLE  V.
5.1. The distinctive designation of the series of Preferred Stock authorized hereby shall be "10% Non-Voting Cumulative Convertible Preferred Stock"
(the "Preferred Stock"). The number of authorized shares of Preferred Stock shall be 5,000,000. Shares of Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the General Corporation Law of Missouri) have the status of authorized and unissued shares. The Preferred Stock shall only be issued prior to August 1, 1992 in lieu of payment of interest on the Term Loan pursuant to the Amended and Restated Credit Agreement. Any reallocation of the respective interests of Lloyds Bank Plc and Kleinwort Benson Limited between themselves with respect to ownership of the Preferred Stock shall not be subject to the provisions of Section 4.10. Except as hereinafter provided in Section 5.7, the Preferred Stock shall be non-voting; provided, however, that the Preferred Stock may be converted into voting Common Stock as hereinafter set forth in Section 5.5 hereof.
5.2. The holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends at the annual rate of ten percent ($0.10) per share, and no more. Such dividend shall be cumulative and shall be payable within 110 days after the end of the Corporation's fiscal year commencing with the first fiscal year ended subsequent to the issuance of any shares of Preferred Stock and within 110 days of the end of each fiscal year ended thereafter (each of such dates being a "dividend payment date") with respect to each fiscal year of the Corporation ending subsequent to the issuance of any shares of Preferred Stock, to stockholders of record on the respective date, not exceeding 50 days preceding such dividend payment date, as shall be fixed for this purpose by the Board of Directors in advance of payment of each particular dividend. In the event that Preferred Stock has been outstanding for less than a full fiscal year or the Corporation shall have changed its fiscal year, as the case may be, such dividend shall accrue at the annual rate of 10% only for such period of time as such Preferred Stock shall have been issued and outstanding. All dividends paid with respect to shares of Preferred Stock shall be paid pro rata to the holders entitled thereto. Dividends on such Preferred Stock shall be fully cumulative and shall accrue (whether or not earned or declared) from and after their respective issuance date. Holders of Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends. No interest or sum of money in lieu of interest shall be payable in respect of any accumulated unpaid dividends.
5.3.     (a)     In  the  event  of  any  voluntary  or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of Common Stock, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders an amount in cash equal to $1.00 for each share of Preferred Stock outstanding (which amount is hereinafter referred to as the "liquidation preference"), together with an amount in cash equal to all accrued and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up. Except as provided in the preceding sentence, holders of Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Preferred Stock, then the holders of all such shares shall share ratably in any distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Preferred Stock are entitled were paid in full.
     For the purposes of this Section 5.3, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with any other corporation shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, unless such voluntary sale, conveyance, exchange, transfer, consolidation, or merger shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.
5.4. (a) Subject to subsection (b) of this Section 5.4, to the extent the Corporation shall have funds legally available for such redemption, the Corporation, at the option of the Board of Directors, may redeem, in whole or in part, the shares of Preferred Stock at the time outstanding, at any time or from time to time, upon notice given as hereinafter specified, at a redemption price of $1.00 per share, together with accrued and unpaid dividends thereon to the redemption date.
     Notwithstanding the foregoing provisions of Section 5.4(a) hereof, unless the full cumulative dividends on all outstanding shares of preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of preferred Stock shall be redeemed pursuant to
Section 5.4(a) hereof unless all outstanding shares of Preferred Stock are simultaneously redeemed.
On or prior to 100 days after the end of each fiscal year of the Corporation, commencing with the fiscal year ending in 1991, to the extent the Corporation shall have funds legally available therefor, the Corporation shall apply an amount equal to Excess Cash Flow as of the end of the immediately preceding fiscal year of the Corporation to mandatory redemption, in whole or in part, of the shares of Preferred Stock at the time outstanding, upon notice given as hereinafter specified, at a redemption price of $1.00 per share, together with accrued and unpaid dividends thereon to the redemption date. If any shares of Preferred Stock shall be outstanding on August 1, 1995, to the extent the Corporation shall have funds legally available for such payment, the Corporation shall redeem all outstanding shares of Preferred Stock at a redemption price of $1.00 per share, together with accrued and unpaid dividends thereon to the redemption date.
If the Corporation shall fail to discharge its obligation to redeem any outstanding shares of Preferred Stock pursuant to Section 5.4(c) hereof (the "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge much Mandatory Redemption Obligation. If and so long as the Mandatory Redemption Obligation with respect to the Preferred Stock shall not be fully discharged, the Corporation shall not declare or pay any dividend or make any distribution on, or, directly or indirectly, purchase, redeem or satisfy any mandatory redemption, sinking and/or other similar obligations in respect of Common Stock (other than as a result of a reclassification of Common Stock, or the exchange or conversion of one class or series of Common Stock for or into another class or series of Common Stock, or other than through the use of the proceeds of a substantially contemporaneous sale of the Common Stock) or any warrants, rights or options exercisable for or convertible into any of the Common Stock. In the event that fewer than all the outstanding shares of Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares shall be redeemed on a pro rata basis among holders of Preferred Stock.
In the event that the Corporation shall redeem shares of Preferred Stock, notice of every redemption of shares of Preferred Stock shall be mailed by first class mail, postage prepaid, and mailed not less than 30 days nor more than 60 days prior to the redemption date addressed to the holders of record of the shares to be redeemed at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that failure to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the procedure for the redemption of any shares of Preferred Stock to be redeemed except as to any holder to whom the Corporation has failed to give such notice or except as to any holder to whom notice was defective. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed; (iii) the redemption price;
(iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.
Notice having been mailed as aforesaid and provided that on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and to continue to be available therefor, then, from and after the redemption date dividends on the shares of Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Preferred Stock, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the redemption price and any accrued and unpaid dividends) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.
5.5. Upon the occurrence of a default resulting from the Corporation's failure to make a scheduled payment of principal or accrued interest on the Term
     Loan, the Revolving Credit Loan or the Asset Paydown Loan (as such loans are defined in the Plan) and the continuance of such default for 90 calendar days, the Agent for the Banks (as defined in the Plan) will be entitled to convert all shares of Preferred Stock into shares of Common Stock equal to 51% of the issued and outstanding shares of Common Stock on a fully diluted basis; provided, however, that the Agent will only be entitled to consummate the foregoing conversion if at the time of default the Agent is holding shares of Preferred Stock with an aggregate par value equal to or greater than $250,000.00; and provided further that in the event the Corporation has reduced the outstanding principal indebtedness on such loans to an aggregate of $15,000,000.00, the Preferred Stock will be converted into a lesser percentage of Common Stock on a fully diluted basis as defined by the following formula:
(par value of Preferred Stock held by the Agent on the date of exercise of conversion, divided by the par value of the maximum amount of Preferred Stock previously issued) times 51%.
5.6. No holder of shares of stock authorized or issued pursuant to ARTICLE IV or this ARTICLE V shall have any preferential or preemptive rights of subscription to any shares of capital stock of this Corporation, either now or hereafter authorized, or to any obligations convertible into capital stock of this Corporation, issued or sold, nor any rights of subscription to any thereof, other than such rights, if any, as are hereinabove stated in this Article V with respect to the Preferred Stock.
5.7. The holders of the Common Stock shall have the exclusive right to vote upon all questions presented for shareholder vote, and the holders of the Preferred Stock shall have no right to vote upon any such question except as otherwise expressly provided by Missouri law, these Articles of Incorporation or by any other law, rule or regulation to which the Corporation is or may become subject.
5.8. The Corporation reserves the right to alter, amend, or repeal any provision contained in its Articles of Incorporation in the manner now or hereafter prescribed by the statutes of Missouri, and all rights and powers conferred herein are granted subject to this reservation; and, in particular, the Corporation reserves the right and privilege to amend its Articles of Incorporation from time to time so as to authorize other or additional classes of shares (including preferential shares), to increase or decrease the number of shares of any class now or hereafter authorized, to establish, limit or deny to stockholders of any class the right to purchase or subscribe for any shares of stock of the Corporation of any class, whether now or hereafter authorized or whether issued for cash, property or services or as a dividend or otherwise, or to purchase or subscribe for any obligations, bonds, notes, debentures, or securities or stock convertible into shares of stock of the Corporation or carrying or evidencing any right to purchase shares of stock of any class, and to vary the preferences, priorities, special powers, qualifications, limitations, restrictions and the special or relative rights or other characteristics in respect to the shares of each class, and to accept and avail itself of or subject itself to, the provisions of any statutes of Missouri hereafter enacted pertaining to general and business corporations, to exercise all the rights, powers and privileges conferred upon corporations organized thereunder or accepting the provisions thereof and to assume the obligations and duties imposed therein, upon the affirmative vote of the holders of a majority of the shares of each class whose separate vote is required thereon.
ARTICLE  VI.
     In the absence of fraud, no contract or other transaction between the Corporation and any other person, corporation, firm, syndicate, association, partnership, or joint venture shall be wholly or partially invalidated or otherwise affected by reason of the fact that one or more of the directors of the Corporation are or are to become Directors or officers of such other corporation, firm, syndicate or association, or members of such partnership or joint venture, or are pecuniarily or otherwise interested in such contractual transaction, provided, that the fact such director or directors of the Corporation are so situated or so interested or both, shall be disclosed or shall have been known to the Board of Directors of the Corporation. Any director or directors of the Corporation who is also a director or officer of such other corporation, firm, syndicate or association, or a member of such partnership, or joint venture, or pecuniarily or otherwise interested in such contract or transaction, may be counted for the purpose of determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction and in the absence of fraud, and as long as he acts in god faith, any such director may vote there at to authorize any such contract or transaction, with like force and effect as if he were not a director or officer of such other corporation, firm, syndicate, or association, or a member of such partnership or joint venture, or pecuniarily or otherwise interested in such contract or transaction; it is expressly provided, however, that the Board of Directors may not authorize the contract or transaction without the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum.
ARTICLE  VII.
     The street address of the registered office of the Corporation is 906 Olive Street, St. Louis, Missouri 63101, and the initial registered agent at such address is CT Corporation System.
ARTICLE  VIII.
8.1. The business and affairs of the Corporation shall be managed by, or under the direction of, a Board of Directors. The number of directors to constitute  the  Board  of  Directors  is  seven  (7).
8.2. The directors shall be divided into two (2) classes with respect to the time for which they severally hold office, designated Class I and Class II. Class I shall be composed of four (4) directors who shall hold office until the 1994 Annual meeting and until their respective successors shall be elected and shall qualify. Class II shall be composed of three (3) directors (the initial members of this class being designated in the Plan), who shall hold office until the annual meeting of the shareholders in 1993 and until their respective successors shall be elected and shall qualify. Upon expiration of the initial terms of the office of directors as classified above, their successors shall be elected for a term expiring at the annual meeting of the Corporation's shareholders held in the second year following the year of their election. Any director elected to fill any vacancy on the Board of Directors shall hold office for the remainder of the full term of the class of directors in which such vacancy occurs.
8.3. Any vacancy on the Board of Directors arising from the death, resignation, retirement, disqualification or removal from office of one or more directors may be filled by a majority of the Board of Directors then in office, although less than a quorum, or by a sole remaining director. At any time until August 1, 1995, the shareholders shall have the power by vote of the holders of 75% of the shares of stock then entitled to vote at any meeting expressly called for that purpose, to remove any director from office with or without cause; provided, however, that notwithstanding the foregoing, during the initial terms of office of the Class I and Class II Directors, no director shall be removed from office except for cause, cause being defined solely as fraud, physical disability or mental incapacity. Any director elected to fill a vacancy shall have the same remaining term as that of his or her predecessor.
8.4.     The  method  of  nomination and conduct of the election of directors at the  annual  meeting  of  shareholders  shall  be  prescribed  in  the  By-Laws.
8.5. Notwithstanding any other provision of these Articles of Incorporation, until August 1, 1995, no amendment, alteration or repeal of this Article VIII shall be effective unless approved by the holders of shares of stock of the Corporation representing at least 75% of the votes entitled to be cast thereon at a meeting of the shareholders duly called for consideration of such amendment.
ARTICLE  IX.
     The private property of the stockholders shall not be subject to the payment of the corporate debts of the Corporation.
ARTICLE  X.
     10.1 The Corporation shall have and exercise all powers and rights conferred upon corporations by the General and Business Corporation Law of Missouri and any enlargement of such powers conferred by subsequent legislative acts; and, in addition thereto, the Corporation shall have and exercise all powers and rights, not otherwise denied corporations by the General and Business Corporation Law of Missouri, as are necessary, suitable, proper, convenient or expedient to the attainment of the purposes set forth in Article III above.
     10.2 Except as may be otherwise specifically provided by statute, or the Articles of Incorporation or the By-laws of the Corporation, as from time to time amended, all powers of management, direction and control of the Corporation shall be, and hereby are, vested in the Board of Directors.
10.3 The By-laws of the Corporation may from time to time be altered, amended, suspended or repealed, or new By-laws may be adopted by a majority vote of the Board of Directors, subject to any and all restrictions imposed, or prohibitions provided, by the General and Business Corporation Law of Missouri.
10.4 The Board of Directors may designate an Executive Committee in the manner and subject to the limitations set forth in the By-laws of the Corporation.
10.5 The directors shall have power to hold their meetings and to keep the books (except any books required to be kept in the State of Missouri, pursuant to the laws thereof) at any place within or without the State of Missouri.
ARTICLE  XI.
11.1. The Corporation may agree to the terms and conditions upon which any director or officer accepts his office or position and in its By-laws or by contract may agree to indemnify and protect each and all of such persons and any person who, at the request of the Corporation served as a director or officer of another Corporation in which this Corporation owned stock against all costs and expenses reasonably incurred by any or all of them, and all liability imposed or threatened to be imposed upon any or all of them, by reason of or arising out of their or any of them being or having been a director or officer of this Corporation or of such other corporation; but any such By-law or contractual provision shall not be exclusive of any other right or rights of any such director or officer to be indemnified and protected against such costs and liabilities which he may otherwise possess.
11.2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of this Corporation) by reason of the fact that he is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, taxes and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a
          ----------------
presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.
11.3. This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court shall deem proper. Any indemnification under this Article XI (unless ordered by a Court) shall be made by this Corporation only as authorized in the specific instance upon a determination that indemnification of the director, officer, employee, partner, trustee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article XI. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in this
Article XI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.
11.4. Expenses incurred in defending any actual or threatened civil or criminal action, suit or proceeding may be paid by this Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific instance upon receipt of an undertaking by or on behalf of the director, officer, employee, partner, trustee or agent to repay such amount unless it shall be ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article XI.
11.5. The indemnification provided by this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-law, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has caused to be a director, officer, employee, partner, trustee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
11.6. For the purposes of this Article XI, references to this "Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee, partner, trustee or agent of such a constituent corporation as a director, officer, employee, partner, trustee or agent of another enterprise shall stand in the same position under the provisions of this
Article XI with respect to the resulting surviving corporation in the same capacity.
11.7. In the event any provision of this Article XI shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provisions of this Article XI and any other provisions of this Article XI shall be construed as if such invalid provisions had not been contained in this
Article  XI.

     IN WITNESS WHEREOF, the undersigned, C Jeffrey Rogers, President, has executed this instrument and its Assistant Secretary has affixed its corporate seal hereto and attested said seal as of the 30th day of January, 1999.
(seal)
               PIZZA  INN,  INC.

ATTEST:

/s/B. Keith  Clark                By:/s/Jeffrey  Rogers
B.  Keith  Clark                    C.  Jeffrey  Rogers
Secretary                           President